UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2010
HUNTINGTON BANCSHARES INCORPORATED
(Exact name of registrant as specified in charter)

Maryland	1-34073	31-0724920

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Huntington Center
41 South High Street
Columbus, Ohio	43287

(Address of principal executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (614) 480-8300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On December 14, 2010, Huntington Bancshares Incorporated issued a press release announcing that it priced an offering of 146,031,747 shares of its common stock at a price to the public of $6.30 per share, or $920.0 million in aggregate gross proceeds.
     Goldman, Sachs & Co. acted as bookrunning manager for the offering with Sandler O’Neill + Partners, L.P. acting as co-manager. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.
     The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated December 14, 2010.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 14, 2010	HUNTINGTON BANCSHARES INCORPORATED
	By:	/s/ Richard A. Cheap
		Name:	Richard A. Cheap
		Title:	General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated December 14, 2010.